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                                                                    EXHIBIT 23.1

                            BAGELL, JOSEPHS & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 SUITES 400-403
                           200 HADDONFILED-BERLIN ROAD
                           GIBBSBORO, NEW JERSEY 08026

                        (856) 346-2828 FAX (856) 346-2882




July 14, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


        Re: Form 10KSB March 31, 2003

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the 10KSB of Mobilepro Corp. and Subsidiary (the "company") of our report dated July 10, 2003 on the Company's consolidated financial statements for the years ended March 31, 2003 and 2002, which report contains and explanatory paragraph relating to certain significant risks and uncertainties which conditions raise substantial doubt about the Company's ability to continue as an ongoing concern relating to those consolidated financial statements of the Company as of and for the years ended March 31, 2003 and 2002, Additionally, we consent to the use of our quarterly reviewed Mobilepro Corp. and Subsidiary condensed consolidated financial statements for the three months ended June 30, 2002, September 30, 2002 and December 31, 2002.


We hereby consent to all references to our firm


/s/   Bagell, Josephs & Company, L.L.C.

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey




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